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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



American Business Financial Services, Inc.
Philadelphia, Pennsylvania


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on September 29, 1998, File No. 333-64655, the Form S-8 Registration Statement filed on July 1, 1999, File No. 333-82127, the Form S-8 Registration Statement filed on May 26, 2000, File No. 333-37944, and the Form S-8 Registration Statement filed on May 3, 2002, File No. 333-87598, of our report dated October 8, 2004, relating to the consolidated financial statements and schedules of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K (Amendment No. 2) for the year ended June 30, 2004.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP


Philadelphia, Pennsylvania
December 1, 2004